UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Soliciting Materials Pursuant to §240.14a-12

HighMark Funds

(Name of Registrant as Specified In Its Charter)

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May 8, 2009

On or about April 6, 2009 materials were furnished to you in connection with a Special Joint Meeting of Stockholders (the “Meeting”) of (i) North Track Dow Jones U.S. Health Care 100 Plus Fund (the “Health Care Fund”), (ii) North Track Dow Jones U.S. Financial 100 Plus Fund (the “Financial Fund”), (iii) North Track S&P 100 Index Fund (the “S&P 100 Index Fund”) and (iv) North Track Large Cap Equity Fund (the “Large Cap Equity Fund,” and together with the Health Care Fund, the Financial Fund and the S&P 100 Index Fund, the “Acquired Funds”, and each an “Acquired Fund”). Each of the Acquired Funds is a series of North Track Funds, Inc., a Maryland corporation (“North Track”). The Meeting will be held at the offices of North Track on May 22, 2009 at 10:00 a.m. Central Time.

Please note that this reminder mailing is not intended to be a solicitation for proxy. All Stockholders are advised to read the proxy statement in its entirety because it contains important information regarding the proposals. To obtain an additional copy of the proxy statement please call our proxy service, Issuer Direct, at 919-481-4000, press option 3, then press option 2.

Your vote is important. If you have not already voted, we encourage you to review the materials carefully, and then speak with your financial advisor.

Sincerely,

Elizabeth A Watkins

Interim President

THERE IS STILL TIME TO VOTE - YOU CAN VOTE SEVERAL WAYS:

BY PHONE: Toll free 1-866-752-8683.
BY INTERNET: https://www.iproxydirect.com
BY MAIL: Return your completed proxy in the postage paid envelope on or before May 22, 2009.
BY FAX: 212-521-3464

200 S. Wacker Drive | Suite 2000 | Chicago, IL 60606 | 800 826 4600 | www.NorthTrackFunds.com

B.C. Ziegler and Company, Distributor | Member SIPC & FINRA | Advisor Ziegler Capital Management, LLC.